Exhibit 1.1

Execution version

PLACEMENT AGENCY AGREEMENT

March 30, 2007

J.P. Morgan Securities Inc.

   as Placement Agent

c/o J.P. Morgan Securities Inc.

277 Park Avenue, 3rd Floor

New York, New York 10172

Ladies and Gentlemen:

Bioenvision, Inc., a Delaware corporation (the “Company”), proposes to sell to certain investors (collectively, the “Investors”) up to an aggregate of 8,000,000 shares (the “Shares”) of Common Stock, $.001 par value per share (the “Common Stock”) of the Company. The Company desires to engage J.P. Morgan Securities Inc. (the “Placement Agent”) as the exclusive placement agent in connection with the sale of the Shares. The Shares are described in the Prospectus that is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement under the Act on Form S-3 (File No. 333-119928) dated January 5, 2005 (the “registration statement”). The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and reasonably approved, by the Placement Agent.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of January 5, 2005 that is part of the registration statement for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement dated as of March 30, 2007 specifically relating to the Shares, which has been delivered to the Investors prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and which will be filed with the Commission pursuant to Rule 424(b) under the Act after the Execution Time and on or before 8:30 a.m., New York time, on the first business day following execution of this Agreement. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date of the Prospectus Supplement, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein as of the date of the Prospectus pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the incorporated documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the Nasdaq Global Market is open for trading.

The term “Disclosure Package” shall mean (i) the Prospectus as of the Execution Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit A hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

The Company hereby confirms its agreement with the Placement Agent as follows:

1.	Agreement to Act as Placement Agent.

(a)   On the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement, the Company engages the Placement Agent to act as the exclusive placement agent, on a best efforts basis, in connection with the offer and sale by the Company of Shares to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agent, by Federal Funds wire transfer to an account or accounts designated by the Placement Agent, an aggregate amount equal to 6.0% of the gross proceeds received by the Company from the sale of the Shares at the time of purchase. The Shares are being sold at a price of $3.750 per share of Common Stock. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the offering and sale of the Shares;

provided that the Company will only be obligated to pay the Placement Agent for services rendered hereunder. The Placement Agent agrees that the foregoing compensation, together with any expense reimbursement payable hereunder, constitutes all of the compensation that the Placement Agent shall be entitled to receive in connection with the offering contemplated hereby; such compensation shall supersede, in all respects, any and all prior agreements or understandings relating to compensation to be received by the Placement Agent from the Company in connection with the offering contemplated hereby.

(b)   This Agreement shall not give rise to any commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Shares, and the Placement Agent shall have no authority to bind the Company in respect of the sale of any Shares. The Placement Agent shall communicate, orally or in writing, to the Company each reasonable offer or indication of interest received by it to purchase Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part.

(c)   The Placement Agent shall make commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not be obligated to disclose the identity of any potential Investor or have any liability to the Company in the event any such purchase is not consummated for any reason.

2.     Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Dechert LLP, 30 Rockefeller Center, New York, NY 10112 (or at such other place as shall be agreed upon by the Placement Agent and the Company), at 10:00 A.M., New York City time, on April 4, 2007 (unless another time shall be agreed to by the Placement Agent and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer, against delivery of electronic certificates for the Shares, through the facilities of The Depository Trust Company (“DTC”), to such persons, and shall be registered in the name or names of the Investors and shall be in such denominations, as are requested at least two days prior to the date of closing by written notice to the Company. Payment of the purchase price for the Shares shall be made at the time of purchase by the Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Shares shall be made at the time of purchase and delivery of the certificated Shares shall be made at the time of purchase.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the office of Dechert LLP at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.

3.    Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to and agrees with the Company that it has not distributed and will not, without the Company’s consent, distribute, prior to the time of purchase, any free writing prospectus as defined in Rule 433 of the Act other than the Issuer Free Writing Prospectuses listed on Exhibit A or otherwise approved by the Company.

4.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Placement Agent that:

(a)   the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Company was eligible to use Form S-3 on the date the Registration Statement was filed and on every date on which there was a fundamental change (as referenced in Item 512 of Regulation S-K) in the information set forth in the Registration Statement; no fundamental change to the information set forth in the Registration Statement has occurred since date of the filing of the Company's annual report on Form 10-K for the fiscal year ended June 30, 2006; such Registration Statement at the date of this Agreement meets, and the offering of the Shares complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and will comply at the time of purchase and the Basic Prospectus, the Prospectus Supplement and the Prospectus complied as of their respective dates, comply and will comply at the time of purchase in all material respects with the requirements of the Act (including said Rule 415); any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be at the time of purchase so described or filed; the conditions to the use of Form S-3 have been satisfied; and the Registration Statement (taking into account the documents incorporated by reference therein) did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, the Prospectus Supplement and the Prospectus (taking into account the documents incorporated by reference therein) did not as of their respective dates, do not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein;

(b)   the Disclosure Package (taking into account the documents incorporated by reference therein) does not and at the time of purchase will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)   each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the time of purchase, as defined herein, did not, does not and will not contain any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Placement Agent and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict;

(d)   as of the Execution Time (with such date being used as the determination date for purposes of this clause), the Company is not an Ineligible Issuer (as defined in Rule 405 of the Act);

(e)   the Company has not distributed and will not distribute, prior to the time of purchase, any offering material in connection with the offering and sale of the Shares other than the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Placement Agent (which consent shall not be unreasonably withheld) or listed in Exhibit A hereto or the Registration Statement;

(f)    as of the date set forth therein, the Company shall have an authorized and outstanding capitalization as set forth in each of the Disclosure Package and the Prospectus under the heading “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon conversion of existing convertible securities exercise of existing stock options disclosed as outstanding in each of the Disclosure Package and the Prospectus and grant of options under existing stock option plans described in each of the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(g)   except as described in each of the Disclosure Package and the Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of The Nasdaq Global Market and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcements of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(h)   the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus, and to execute and deliver this Agreement;

(i)    each subsidiary of the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing and is in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus, and all of the issued shares of each Subsidiary have been duly and validly authorized and issued, are fully paid and are non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as described in each of the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below);

(j)    each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”);

(k)   complete and correct copies of the certificate of incorporation and the bylaws, or corresponding organizational documents, as the case may be, of each of the Company and its Subsidiaries and all amendments thereto have been made available to the Placement Agent, and no changes therein will be made prior to the time of purchase;

(l)    the Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the Shares, when issued and delivered by the Company, will be issued to the Investors free of any violation of statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights;

(m) the terms of the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus;

(n)   this Agreement has been duly authorized, executed and delivered by the Company;

(o)   neither the Company nor its Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its certificate of incorporation or bylaws or corresponding organizational documents, as the case may be, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except where such breach, violation or default (other than a breach or violation of, or default under, the Company’s certificate of incorporation or bylaws or any of the Subsidiaries’ corresponding organizational documents) would not, individually or in the aggregate, have a Material

Adverse Effect, and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the certificate of incorporation or bylaws of the Company or the corresponding organizational documents of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except where such breach, violation or default (other than a breach or violation of, or default under, the Company’s certificate of incorporation or bylaws or any of the Subsidiaries’ corresponding organizational documents), would not, individually or in the aggregate, have a Material Adverse Effect;

(p)   no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the Nasdaq Global Market, or approval of the stockholders of the Company, is required in connection with the sale by the Company of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration under the Act of the offer and sale of the Shares, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered under the terms of this Agreement or under the rules and regulations of the NASD and (iii) such notices or filings that would not individually or in the aggregate have a Material Adverse Effect;

(q)   except as disclosed in the Disclosure Package and the Prospectus, a) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, b) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and c) except as provided herein, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise and except, in each case, for such rights as have been duly and validly satisfied or waived; except as disclosed in each of the

Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise other than such rights as have been duly and validly satisfied or waived;

(r)    each of the Company and its Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals from other persons, necessary in order to conduct its business as described in each of the Disclosure Package and the Prospectus except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(s)   all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described under the Securities Act in each of the Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(t)    except as disclosed in each of the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries or any of their directors or officers is or would be a party or of which any of their properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(u)   to the Company’s knowledge, each of (i) Grant Thornton LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, (ii) Deloitte & Touche LLP, whose report on the financial statements of the Company is incorporated by reference in the Registration

Statement and the Prospectus, and (iii) J.H. Cohn LLP, whose report on the financial statements of the Company is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act;

(v)   the audited financial statements included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company at the dates and for the periods specified subject, in the case of unaudited interim statements, to normal, year-end audit adjustments and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved, except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements; the other financial data of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package and the Prospectus that are not included as required by the Act; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(w)  subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company or any Subsidiary, (ii) any transaction which is material to the Company or any Subsidiary, except obligations incurred in the ordinary course of business consistent with past practice, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company, except obligations incurred in the ordinary course of business consistent with past practice, (iv) any material change in the capital stock of the Company or any Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(x)   the Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the

Investment Company Act of 1940, as amended (the “Investment Company Act”) nor is the Company a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code;

(y)   except as described in each of the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all material property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or subject only to liens, claims, security interests or other encumbrances that do not individually or in the aggregate materially affect the value of such property or materially interfere with the use made of such property by the Company and its Subsidiaries; and all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company and its Subsidiaries is held thereby under valid, subsisting and enforceable leases except as would not reasonably be expected to result in a Material Adverse Effect;

(z)   except as described in the Disclosure Package and the Prospectus, the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other intellectual property (collectively, “Intellectual Property”) described in the Disclosure Package and the Prospectus as being owned or licensed by it, except where such failure to do so would not have a Material Adverse Effect; to the Company’s knowledge and except as described in the Disclosure Package and the Prospectus, the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for the conduct of, its current business as described in the Disclosure Package and the Prospectus except as would not reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or written claim by others that the Company or any Subsidiary infringes any Intellectual Property rights of others, except as could not reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, the conduct of its current business as described in the Disclosure Package and the Prospectus does not infringe any issued patents or registered trademarks and neither the Company nor any of its Subsidiaries has knowingly misappropriated any trade secrets, of others except as could not reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, none of the technology used by the Company or any Subsidiary as described in the Disclosure Package or the Prospectus has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s knowledge, upon any of its officers, directors or employees except as would not reasonably be expected to result in a Material Adverse Effect;

(aa)              to the Company’s knowledge, there are no third parties who have an ownership interest in the patents or patent applications described in the Disclosure Package or the Prospectus as owned by the Company or any Subsidiary or the right to use any patents or patent applications described in the Disclosure Package or the Prospectus as exclusively licensed to the Company or any Subsidiary (“Exclusive Intellectual Property”), except as could not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or written claim by others challenging the Company’s or any Subsidiary’s ownership or rights as applicable in or to any Exclusive Intellectual Property; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Exclusive Intellectual Property;

(bb)               to the Company’s knowledge without any duty of investigation and without having investigated, there is no U.S. patent that contains claims that interfere with the issued or pending claims of any of the Company’s solely owned or exclusively licensed U.S. patents or applications described in the Disclosure Package or the Prospectus as being owned by or exclusively licensed to the Company, except as would not reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge without any duty of investigation and without having investigated, there is no printed publication or patent that is anticipatory to any issued or pending U.S. patent claim of the Exclusive Intellectual Property or exclusively licensed U.S. patent or patent application that has not been disclosed or will not be disclosed to the U.S. Patent and Trademark Office, except as would not reasonably be expected to have a Material Adverse Effect;

(cc)               the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, except in the cases of clauses (i) and (ii) for such actions which would not, individually or in the aggregate, have a Material Adverse Effect;

(dd)               the Company and its Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required to conduct their business under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, d) is bound by any judgment, decree or order or e) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) and in each case except as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law applicable to the Company or any Subsidiary, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ee)               all material tax returns required to be filed by the Company and it Subsidiaries have been filed, or have duly requested extensions thereof, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and which, if resolved unfavorably to the Company would not result in a Material Adverse Effect;

(ff)  the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems appropriate; such insurance insures against such losses and risks to an extent which is customary for the business and the locations in which the Company is engaged; all such insurance is fully in force on the date hereof and the Company has no reason to believe that such insurance will not be fully in force at the time of purchase;

(gg)               except as otherwise disclosed in the Disclosure Package, the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (y) access to assets is permitted only in accordance with management’s general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh)               except as disclosed in the Disclosure Package and Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(ii)   the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated thereunder by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

(jj)  neither the Company nor any Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary (acting on behalf of the Company) has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus; and

(kk)             neither the Company nor, to the Company's knowledge, any of its directors, officers, affiliates or controlling persons has taken,

directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

In addition, any certificate signed by any officer of the Company and delivered to the Placement Agent or counsel for the Placement Agent in connection with the closing of the sale of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Placement Agent.

5.	Certain Covenants of the Company. The Company hereby agrees:

(a)   to make available to the Placement Agent in New York City, from time to time, and to furnish to the Placement Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Placement Agent may reasonably request for the purposes contemplated by the Act;

(b)   until the time of purchase, to advise the Placement Agent promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to promptly use its commercially reasonable efforts to obtain the lifting or removal of such order; to advise the Placement Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, to provide the Placement Agent and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Placement Agent shall reasonably object in writing;

(c)   until the time of purchase, to advise the Placement Agent promptly of the happening of any event which requires the making of any change in the Disclosure Package or the Prospectus then being used so that the Disclosure Package or the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, prior to the time of purchase, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Placement Agent promptly such amendments or supplements to the Registration Statement, the Disclosure Package or such Prospectus as may be necessary to reflect any such change;

(d)   not to make, unless it obtains the prior written consent of the Placement Agent, and the Placement Agent agrees not to make, unless it obtains the prior written consent of the Company, which consent shall not be unreasonably withheld, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. Any such free writing prospectus consented to by the Placement Agent or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (i) will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” (as defined in Rule 433 of the Act) and (ii) will comply with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus authorized by the Company, including in respect of timely filing with the Commission, legending and recordkeeping;

(e)   to make generally available to its security holders, and to deliver to the Placement Agent, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(f)    to comply with all the undertakings contained in the Registration Statement;

(g)   whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to reimburse the Placement Agent promptly upon request for all reasonable out of pocket expenses (including, without limitation reasonable fees, disbursements and other charges of legal counsel and other experts), provided that under no circumstances shall the Company’s obligations for such expenses under this Section 5(g) exceed $85,000 in the aggregate;

(h)   whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all of the Company’s costs, expenses, fees and taxes in connection with (i) this Agreement and any of the transactions contemplated hereby, (ii) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, the Prospectus, any electronic road show and any amendments or supplements thereto and each Issuer Free Writing Prospectus, and the printing and furnishing of copies of each thereof to the Placement Agent and the Investors (including costs of mailing and shipment), (iii) the producing, word processing and/or printing of this Agreement and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agent and the Investors, (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Placement Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent and to dealers, (v) the fees and disbursements of any transfer agent or registrar for the Shares, and (vi) the performance of the Company’s other obligations hereunder;

(i)    not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act (except for registration statements on Form S-8) relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Placement Agent, except for (i) the Company's sale of the Shares as contemplated hereunder, (ii) issuances of Common Stock upon the exercise of options, convertible securities disclosed as outstanding or as may be required to be issued pursuant to agreements or other documents described in each of the Disclosure Package and the Prospectus, and (iii) the issuance of stock options to employees and other service providers not exercisable during the Lock-Up Period pursuant to stock option and employee plans described in each of the Disclosure Package and the Prospectus. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Placement Agent waives, in writing, such extension. The Company shall provide notice of any event that would result in an extension of the Lock-Up Period to the Placement Agent;

(j)    to (i) on or before 8:30 a.m., New York time, on the first business day following execution of this Agreement, (A) issue a press release reasonably acceptable to the Placement Agent disclosing all material terms of the transactions contemplated hereby and (B) file the Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Act, and (ii) on the first business day following execution of this Agreement, file a Current Report on Form 8-K with the Commission (the

“8-K Filing”) describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act;

(k)   to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(l)    if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use commercially reasonable efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Placement Agent promptly and, if requested by the Placement Agent, will confirm such advice in writing, when such post-effective amendment has become effective.

6.     Conditions of Placement Agent’ Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)   The Company shall furnish to the Placement Agent at the time of purchase an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, addressed to the Placement Agent, and dated the time of purchase, in form and substance satisfactory to Dechert LLP, counsel for the Placement Agent, in the form set forth in Exhibit C;

(b)   The Placement Agent shall have received at the time of purchase an opinion of Jones Day, intellectual property counsel for the Company, addressed to the Placement Agent, and dated the time of purchase, in form and substance satisfactory to Dechert LLP, counsel for the Placement Agent, in the form set forth in Exhibit D;

(c)   The Placement Agent shall have received at the time of purchase an opinion of J A Kemp & Co., European intellectual property counsel for the Company, addressed to the Placement Agent, and dated the time of purchase, in form and substance satisfactory to Dechert LLP, counsel for the Placement Agent;

(d)   The Placement Agent shall have received from J.H. Cohn LLP, Deloitte & Touche LLP and Grant Thornton LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agent in the forms heretofore approved by the Placement Agent;

(e)  On or prior to the date hereof, the Company shall have furnished to the Placement Agent an agreement in the form of Exhibit B hereto from each director and executive officer of the Company and

Perseus-Soros Biopharmaceutical Fund, LP, and such agreement shall be in full force and effect at the time of purchase;

(f)    The Placement Agent shall have received at the time of purchase an opinion of Dechert LLP, counsel for the Placement Agent, dated the time of purchase, in form and substance reasonably acceptable to the Placement Agent;

(g)   Prior to the time of purchase, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Placement Agent reasonably objects in writing;

(h)   The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act on or before 8:30 a.m., New York time, on the first business day following execution of this Agreement;

(i)    Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement (taking into account the documents incorporated by reference therein) shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Disclosure Package and Prospectus (taking into account the documents incorporated by reference therein) shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(j)    Between the time of execution of this Agreement and the time of purchase, no material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur;

(k)   The Company will, at the time of purchase, deliver to the Placement Agent a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit E hereto; and

(l)    The Company shall have furnished to the Placement Agent such other documents and certificates as the Placement Agent may reasonably request.

7.     Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Placement Agent hereunder shall be subject to termination in the absolute discretion of the Placement Agent if since the

Execution Time, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on NYSE, the American Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States, a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Placement Agent elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

If the sale of the Shares, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 8 hereof), and the Placement Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8.	Indemnification.

(a)   The Company agrees (i) to indemnify, defend and hold harmless the Placement Agent, severally and not jointly, their directors, officers, employees and agents, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (taking into account the documents incorporated by reference therein), or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) in whole or in part upon any act or failure to act or alleged act or failure to act by the Placement Agent in reliance upon (A) or (B), and in connection with or relating in any manner to the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (A) or (B) above, provided that the Company shall not be liable under this clause (C) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted primarily from any such acts or failures to act undertaken or omitted to be taken by the Placement Agent through its bad faith or willful misconduct; and (ii) to reimburse the Placement Agent, their officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Placement Agent) as such expenses are reasonably incurred by the Placement Agent, or their officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability, expense or action to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)   The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, officers, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability, expense or action, as incurred, to which the Company, or any such director, officer, employee, representative, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) (taking into account the documents incorporated by reference therein), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein; and to reimburse the Company, or any such director, officer, employee, representative, agent or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee, representative, agent or controlling person in connection with investigating, defending, settling, compromising, appearing as a third party witness or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Placement Agent have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the penultimate paragraph of the Prospectus Supplement under the caption “Plan of Distribution” concerning stabilization. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Placement Agent might otherwise have.

(c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)   The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

9.    Relationship of Parties. The Company acknowledges and agrees that: (i) the placement of the Shares pursuant to this Agreement, including the determination of commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agent, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Placement Agent is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or their affiliates, stockholders, creditors or employees or any other party; (iii) the Placement Agent has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose any such interests by virtue of any advisory or fiduciary relationship; and (v) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Placement Agent, on the other, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

10.  Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agent, shall be sufficient in all respects if delivered or sent to (i) J.P. Morgan Securities Inc., 277 Park Avenue, 3rd Floor, New York, New York 10172, Attention: Jason Fournier, with copies to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 345 Park Avenue, 41st Floor, New York, NY 10154, Attention: Chief Financial Officer, with copies to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY 10022, Attention: Luke Iovine, III.

11.  Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.  Submission to Jurisdiction. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Placement Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agent agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts to the jurisdiction of which the Company or the Placement Agent is or may be subject, by suit upon such judgment.

13.  Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent and the Company and to the extent provided in Section 8 hereof any person or entity entitled to indemnification thereunder, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agent) shall acquire or have any right under or by virtue of this Agreement.

14.  Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

15.  Successors and Assigns. This Agreement shall be binding upon the Placement Agent and the Company and their successors and assigns and any successor or assign of the Company’s and the Placement Agent’s respective businesses and/or assets.

If the foregoing correctly sets forth the understanding between the Company and the Placement Agent, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agent.

Very truly yours,

BIOENVISION, INC.
By:	/s/ James S. Scibetta
Name: James S. Scibetta
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of itself,

J.P. MORGAN SECURITIES INC.
By:	/s/ Norm Colbert
Name: Norm Colbert
Title: Managing Director

Execution version

Exhibit A

ISSUER FREE WRITING PROSPECTUSES

None.

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Execution version

Exhibit B

FORM OF LOCK-UP AGREEMENT

_________ ___, 2007

J.P. Morgan Securities Inc.

   as Placement Agent

c/o J.P. Morgan Securities Inc.

277 Park Avenue, 3rd Floor

New York, New York 10172

Re:	Bioenvision, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to issue and sell shares of its Common Stock (the “Offering”) for which you will act as the placement agent. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into placement arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of J.P. Morgan Securities Inc. (“JPMorgan”) (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing) of a registration statement (except for a registration statement on Form S-8) with the Securities and Exchange Commission in respect of, any shares of Common Stock, options to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus Supplement relating to the Offering (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of JPMorgan, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (i) a bona fide gift or gifts or (ii) the transfer of any or all of the shares of Common Stock owned by the undersigned, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in each of (i) and (ii) above, it shall be a condition to such transfer that the transferee executes and delivers to JPMorgan an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless JPMorgan waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Placement Agency Agreement to provide notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 5(h) of the Placement Agency Agreement) and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

It is understood that if (a) the Company advises JPMorgan in writing that the parties do not intend to proceed with the Offering, (b) either the Company or JPMorgan shall advise the other party in writing that the Offering has been terminated, (c) the Placement Agency Agreement does not become effective, or (d) the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then the undersigned will be released from all obligations under this letter.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

_______________________________________

Printed Name of Holder
By:____________________________________
Signature

_______________________________________

Printed Name of Person Signing

Execution version

Exhibit C

OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER, LLP

(i)      The Company is validly existing as a corporation in good standing under the laws of the state of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement, except where the failure to have such power or authority would not have, individually or in the aggregate, a Material Adverse Effect;

(ii)     Based solely on a review of the Foreign Good Standing Certificate, we confirm that the Company is in good standing as a foreign corporation in the following jurisdiction: New York, as of the respective date of the Foreign Good Standing Certificate;

(iii)    The execution, delivery and performance of the Placement Agency Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Placement Agency Agreement has been duly executed and delivered by the Company;

(iv)    The Shares are duly authorized, and upon issuance and delivery of the Shares and receipt by the Company of payment of the purchase price therefor in accordance with the Placement Agency Agreement, the Shares will be validly issued, fully paid and nonassessable;

(v)     As of December 31, 2006, the Company had authorized shares of capital stock as set forth under the heading titled “Actual” in the section of the Prospectus titled “Capitalization.” The Shares, when issued in accordance with the Placement Agency Agreement, will be free of preemptive rights that exist under the DGCL, the Charter Documents of the Company or the agreements filed or incorporated by reference as an exhibit to the Registration Statement.

(vi)    The Registration Statement and the Prospectus, as of their respective dates (other than the financial statements, notes and schedules thereto and other information of a financial, statistical or accounting nature included or incorporated by reference therein, as to which we express no opinion), appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act.

(vii)    The documents incorporated by reference into the Prospectus Supplement, on the respective dates they were filed (other than the financial statements, notes and schedules thereto and the other information of a financial, statistical or accounting nature included or incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Securities Exchange Act of 1934, as amended;

(viii) Based solely on the SEC Confirmation, the Registration Statement has been declared effective by the Commission under the Securities Act. To our knowledge, based solely on a telephone conversation with the Commission, we are not aware of any stop order suspending the effectiveness of the Registration Statement, and, to our knowledge, no stop order proceedings for such purpose are pending by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424;

(ix)    No consent, approval, authorization or order of or filing with any federal or New York governmental authority or to our knowledge, any New York or federal court is required for the Company’s execution and delivery of the Placement Agency Agreement and the issuance of the Shares pursuant thereto, other than (a) those that have been obtained under the Securities Act, the Exchange Act or the rules of Nasdaq, (b) those under state securities or blue sky laws (as to which we express no opinion) and (c) any necessary approval of the Corporate Financing Department of NASD Regulation, Inc. (as to which we express no opinion);

(x)     The execution and delivery of the Placement Agency Agreement by the Company and the issuance and delivery of the Shares by the Company in accordance therewith do not (a) violate any provisions of the Charter Documents of the Company; (b) constitute a breach by the Company of, or constitute a default by the Company under, any of the agreements filed or incorporated by reference as an exhibit to the Registration Statement; (c) cause the Company to violate any federal or New York law, regulation or rule (other than state securities or blue sky laws, as to which we express no opinion) applicable to the Company; or (d) cause the Company to violate any decree, judgment or order of any federal or New York state court or governmental instrumentality to which the Company or the Subsidiaries are a named party and which is known to us, other than such breach, violation or default by the Company as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xi)    To our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any federal or New York state court or governmental or regulatory body or agency or arbitration board or panel pending or overtly threatened against the Company, which is required to be described in the Prospectus but is not so described;

(xii)      The Company is not and, immediately after giving effect to the offer and sale of the Shares as contemplated by the Placement Agency Agreement and described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended;

(xiii)      The statements set forth in the Prospectus under the caption “Description of the Capital Stock”, insofar as they purport to constitute summaries of legal matters, agreements, documents or proceedings referred to therein, fairly summarize the matters, agreements, documents or proceedings described therein in all material respects; and

(xiv)      No person has the right, as a result of the filing or effectiveness of the Registration Statement, pursuant to the terms of any agreement filed or incorporated by reference as an exhibit to the Registration Statement, to have any securities issued by the Company and owned by such person registered pursuant to the Securities Act and included in the Registration Statement or sold in the offering contemplated thereby, except for such rights as we have been advised by the Company in an officer’s certificate have been complied with or waived.

In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with directors, officers and other representatives of the Company, and its subsidiaries, representatives of Grant Thornton LLP, Deloitte & Touche LLP and J.H. Cohn LLP, representatives of the Placement Agent and counsel for the Placement Agent, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or Prospectus, and we have not independently verified and are not passing upon and do not assume responsibility explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or Prospectus, except as to the extent stated, but only to the extent expressly stated, in paragraph xiii set forth in our Opinion, dated the date hereof, delivered to the Placement Agent. Moreover, many of the determinations required to be made in the preparation of the Registration Statement or Prospectus involve matters of a non-legal nature.

Based upon and subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no fact has come to our attention that leads us to believe (i) that the Registration Statement (including any documents incorporated by reference therein), as of the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June

30, 2006, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that the Prospectus (including any documents incorporated by reference therein) at the Execution Time or at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that we express no view with respect to the financial statements, notes and schedules thereto, or other information of a financial, statistical or accounting nature derived from the internal financial records of the Company included or incorporated by reference or omitted from any of the foregoing.

Execution version

Exhibit D

OPINION OF INTELLECTUAL PROPERTY COUNSEL

1.            While there can be no guarantee that any particular patent application will issue as a patent, each of the Patent Applications has been filed as indicated on Schedule A and Schedule B attached hereto and, except for the provisional U.S. patent application listed in Schedule A and the abandoned patent applications listed in Schedules A and B, is being prosecuted in the United States Patent and Trademark Office or the appropriate foreign patent office, as applicable.

2.            While there can be no guarantee that any particular patent application will issue as a patent, to our Actual Knowledge, the Patent Applications disclose patentable subject matter, and we are not aware of any inventorship challenges, any interference that has been declared or provoked or any other material fact with respect to the Patent Applications that (i) would preclude the issuance of patents on the Patent Applications or (ii) would lead us to conclude that any such patents, if and when issued, would not be valid and enforceable in accordance with U.S. law.

3.            Except as described in the IP Portions, to our Actual Knowledge, there are no material legal or governmental proceedings, other than proceedings before the United States Patent and Trademark Office or the appropriate foreign patent office, as applicable, pending or threatened, with respect to any of the Patent Applications.

4.            To our Actual Knowledge, the named inventors of each of the Company Patent Applications have assigned, or are subject to a written obligation to assign, the Company Patent Applications to the Company, and to our Actual Knowledge, the named inventors of each of the Licensed Patent Applications have assigned, or are subject to a written obligation to assign, the Licensed Patent Applications to Stegman or University, as applicable. We have no Actual Knowledge of any facts that would preclude the Company from being the sole assignee of the Company Patent Applications.

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Exhibit E

OFFICERS’ CERTIFICATE

1.            I have reviewed the Registration Statement, the Disclosure Package, and the Prospectus, each as defined in the Placement Agency Agreement.

2.            The representations and warranties of the Company as set forth in the Placement Agency Agreement are true and correct in all material respects as of the time of purchase.

3.            The Company has performed in all material respects all of its obligations under the Placement Agency Agreement that are to be performed at or before the time of purchase.

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